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                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-6 (Registration No. 333-06071) of our reports dated February 12, 2001, February 11, 2000, and February 12, 1999 relating to the financial statements of MONY America Variable Account L -- Corporate Sponsored Variable Universal Life, and our report dated February 8, 2001 relating to the financial statements of MONY Life Insurance Company of America, each of which appears in such Registration Statement. We also consent to the references to us under the headings "Financial Statements" and "Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York

June 13, 2001